Exhibit 99.2

Pacific Sunset Investments Completes Gen ID Acquisition

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Appoints Two New Directors

HUNTINGTON BEACH, CA. - May 20, 2005 … Pacific Sunset Investments, Inc. (“Pacific Sunset”)  (OTC: PSIV) announced that it has completed its acquisition of Gen-ID Lab Services, LLC, a California limited liability corporation specializing in Single Nucleotide Polymorphism analysis data.  In addition, the board of directors of Pacific Sunset has appointed Douglas Freedman to its board of directors with experience in marketing. Additionally the company has appointed Dr. Steve N. Slilaty, PhD, to an head an Advisory Board to assist the company with reviewing new alternative in the “SNP” field of technology.

Gen ID will provide “SNP” (Single Nucleotide Polymorphism) analysis data.  The results of SNP analysis provide physicians with a more enlightened choice of drugs and they will also be able to predict the effectiveness of the drugs for individual patients.  The use of an SNP test to help treat childhood leukemia is currently being used by doctors and hospitals in the United States.

Hector Veron, President and Chief Executive Officer of Pacific Sunset stated, “I’d like to welcome Dr. Sliltay and Mr. Freedman to the Pacific Sunset team.  With our new advisory board and their expertise in the genetic research field will provide the company with the ability to enter into a growing market.  Gen-ID Lab Services, LLC also provides Pacific Sunset with a customized approach to medical treatment that is vastly needed in the United States and abroad.”

A Single Nucleotide Polymorphism or SNP (pronounced "snip"), is a small genetic change, or variation, that can occur within a person's DNA sequence.  This analysis will provide information on genetic predisposition to varies diseases, such as different forms of cancer, cardiovascular abnormalities, dermatological deceases, and more.  SNP data also allows predicting pharmacodynamic pattern pertinent to individual drugs for individual patients.

“It is such a simple process,” stated Dr. Steve Slilaty, Chairman of the Advisory Board of Pacific Sunset Investments.  “A patient mentions to his physician that the medication that was prescribed to him isn’t effective or is having an adverse effect.  Then the patient and/or the doctor requests SNP test analysis from Gen-ID Lab Services, LLC.  The results of that test will allow the physician to modify the prescription to accommodate the genetic difference of that particular patient.”

A study published in the Journal of the American Medical Association reported that adverse drug reactions accounted for more than 2.2 million serious cases and over 100,000 deaths, making adverse drug reactions (ADRs) one of the leading causes of hospitalization and death in the United States.  The way a person responds to a drug (this includes both positive and negative reactions) is a complex trait that is influenced by many different genes.  Gen-ID Lab Services, LLC provides the analysis that assists the doctors and hospitals in making the proper assessment for each patient.

Dr. Steve Slilaty is President and Chief Scientific Officer of Advanomics Corporation, a leading-edge biotechnology company focusing on the identification of disease related molecular targets using advanced transriptomics technologies, which he recently developed.  Dr. Slilaty also is an Adjunct Professor at the Université du Québec in the department of Microbiology and Biotechnology.  Dr. Slilaty has founded three biotechnology companies, Advanomics Corporation, Quantum Biotechnologies Inc. (now known as Qbiogene Inc.) and Geneomics One Corporation.  In addition, Dr. Slilaty is one of the pioneers of Gene Therapy, having developed the first Gene Transfer system in 1983.

Mr. Veron continued, “These gentlemen bring considerable knowledge and experience in the biotechnology and molecular biology industries that will provide Pacific Sunset with a foothold in this industry.  We are pleased that both of these very qualified men have joined the board and look forward to their contributions as the company grows in this amazing field.”

Contact:

Public Relations Department

(909) 574-6470

This news release may include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements.  Although Pacific Sunset believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that may affect Pacific Sunset’s operations and financial performance.  Among the factors that could cause results to differ materially are those risks discussed in Pacific Sunset’s filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-KSB.